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EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Stock Purchase Plan and 1999 Stock Option Plans of eToys Inc. of our report dated May 3, 1999, with respect to the financial statements of eToys Inc. included in its Registration Statement on Form S-1 (File No. 333-72469) as amended, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP


Woodland Hills, California
May 4, 2000


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